UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 18, 2012

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 18, 2012, TETRA Production Testing Services, LLC (“TPTS”), a wholly owned subsidiary of TETRA Technologies, Inc., a Delaware corporation (the “Company”), and Greywolf Energy Services Ltd. (“Greywolf Energy,” and collectively with TPTS, the “Purchasers”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Agreement”) with Greywolf Production Systems Inc. (“GPS Inc.”), 1554531 Alberta Ltd. (“1554531,” and collectively with GPS Inc., the “Canadian Vendors”), GPS Limited (“GPS Ltd.,” and collectively with the Canadian Vendors, the “Vendors”), Greywolf USA Holdings, Inc. and the shareholders designated therein.

Pursuant to the terms of the Agreement, Greywolf Energy will acquire substantially all of the assets of GPS Inc. and 1554531 for consideration of approximately US $44,000,000 in cash and TPTS will acquire substantially all of the assets of GPS Ltd. for consideration of approximately US $11,500,000 in cash.

The Agreement contains customary representations, warranties and covenants by each of the parties.  Among other things, during the interim period between the execution of the Agreement and closing of the acquisition, the Vendors agree to operate and maintain the assets in the ordinary course of business and not to engage in certain types of activities and transactions, subject to certain exceptions.  Subject to specified limitations described therein, the Agreement contains indemnification provisions that the Purchasers believe are customary for transactions of this type.  The Agreement also contains certain customary termination rights for both the Purchasers and the Vendors.  The Agreement provides that the closing of the transactions contemplated by the Agreement will occur on July 31, 2012, or such other date as the parties agree.  Closing of the transactions contemplated by the Agreement is subject to customary closing conditions.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure

    On July 19, 2012, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

    The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*
Asset Purchase Agreement, dated as of July 18, 2012, by and among Greywolf Production Systems Inc., GPS Limited, Greywolf USA Holdings, Inc., 1554531 Alberta Ltd., the shareholders designated therein, Greywolf Energy Services Ltd. and TETRA Production Testing Services, LLC.

99.1	Press Release, dated July 19, 2012, issued by TETRA Technologies, Inc.
_____________________
*  The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: July 19, 2012

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Asset Purchase Agreement, dated as of July 18, 2012, by and among Greywolf Production Systems Inc., GPS Limited, Greywolf USA Holdings, Inc., 1554531 Alberta Ltd., the shareholders designated therein, Greywolf Energy Services Ltd. and TETRA Production Testing Services, LLC.

99.1	Press Release, dated July 19, 2012, issued by TETRA Technologies, Inc.
_____________________
*  The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities Exchange Commission upon request.